1 FEBRUARY 17, 2026 SUPPLEMENTAL FINANCIAL REPORT FOURTH QUARTER 2025 Exhibit 99.2

2 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS This presentation may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond our control, and may cause actual results to differ significantly from those expressed in any forward-looking statement. Among others, the following uncertainties and other factors could cause actual results to differ from those set forth in the forward-looking statements: operating costs and business disruption may be greater than expected; the Company's operating results may differ materially from the information presented in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as well as in the Company’s other filings with the Securities and Exchange Commission; defaults by borrowers in paying debt service on outstanding indebtedness; borrowers’ abilities to manage and stabilize properties; deterioration in the performance of the properties securing our investments (including the impact of higher interest expense, depletion of interest and other reserves or payment-in-kind concessions in lieu of current interest payment obligations, population shifts and migration, reduced demand for office, multifamily, hospitality or retail space) that may cause deterioration in the performance of our investments and, potentially, principal losses to us; the fair value of the Company's investments may be subject to uncertainties (including impacts associated with inflationary trends, the volatility of interest rates and credit spreads, increased market volatility affecting commercial real estate businesses and public securities); the Company's use of leverage and interest rate mismatches between the Company’s assets and borrowings could hinder its ability to make distributions and may significantly impact its liquidity position; the timing of and ability to generate additional liquidity and deploy available liquidity, including in senior mortgage loans; whether the Company will achieve its anticipated Distributable Earnings per share (as adjusted), or maintain or produce higher Distributable Earnings per share (as adjusted) in the near term or ever; the Company’s ability to maintain or grow the dividend at all in the future; adverse impacts on the Company's corporate revolver, including covenant compliance and borrowing base capacity; adverse impacts on the Company's liquidity, including available capacity under and margin calls on master repurchase facilities; lease payment defaults or deferrals, demands for protective advances and capital expenditures; the ability of the Company to refinance certain mortgage debt on similar terms to those currently existing or at all; the ability to execute CRE CLO’s on a go forward basis, including at a reduced cost of capital; whether transactions under letter of intent or contract will close on expected terms, in the expected time period or at all; the impact of legislative, regulatory, tax and competitive changes, regime changes and the actions of government authorities and in particular those affecting the commercial real estate finance and mortgage industry or our business; and the ongoing impacts of global geopolitical uncertainties and unforeseen public health crises on the real estate market. The foregoing list of factors is not exhaustive. Additional information about these and other factors can be found in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as well as in BrightSpire Capital’s other filings with the Securities and Exchange Commission. We caution investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this presentation. BrightSpire Capital is under no duty to update any of these forward-looking statements after the date of this presentation, nor to conform prior statements to actual results or revised expectations, and BrightSpire Capital does not intend to do so.

COMPANY HIGHLIGHTS

BrightSpire Capital, Inc. ("BRSP" or the "Company") is a large publicly-traded, diversified and internally-managed commercial real estate credit REIT

Diversified Portfolio

$3.7B Total At-Share Assets (Undepreciated)	**$2.7B** Total Loan Portfolio (**98** Total Loans)
97% Floating-Rate Loan Portfolio	**$27M** Average Loan Size
80% <$50M Loan Size (Based on Carrying Value)	**7.3%** W.A. Unlevered All-in Yield[1] W.A. Cash Coupon **3.4%**

Liquidity & Capitalization

$168M Total Liquidity[2]	**$98M** Total Unrestricted Cash (or **$0.76** per share)[2][3]
$70M Corporate Revolver Availability[3]	**$1.0B** Master Repurchase Facilities Availability[3]
2.3x Debt-to-Equity Ratio[4]	**5.57%** W.A. All-in Cost of Financing[5]

Financial Results

$0.15 Q4'25 Adjusted Distributable Earnings Per Share*	**$0.64** FY25 Adjusted Distributable Earnings Per Share*
$0.16 Q4'25 Quarterly Dividend Per Share	**11.2%** Annualized Dividend Yield[6]
$1.1B Undepreciated Book Value**	**$8.44** Undepreciated Book Value Per Share**

BRIGHTSPIRE CAPITAL

* Refer to the Appendix for a definition and reconciliation to GAAP net income (loss)
** Refer to the Appendix for a definition and reconciliation to GAAP net book value
As of December 31, 2025, unless otherwise stated; at BRSP share
See footnotes in the appendix

3

4 SUMMARY RESULTS & SUBSEQUENT EVENTS UPDATE NET DEPLOYMENT ACTIVITY FINANCIAL RESULTS LIQUIDITY & CAPITALIZATION * Net deployment represents total committed capital less repayment proceeds As of December 31, 2025, unless otherwise stated; at BRSP share; per share data may differ due to rounding See footnotes in the appendix • $168 million of available liquidity ($98 million of unrestricted cash, $70 million of undrawn borrowings available on our revolving credit facility)(2)(3) • Amended and extended the revolving credit facility to $120 million (with an accordion feature allowing for a maximum facility size of $180 million) with a 3-year term (December 2028 maturity) • Amended and upsized one of our master repurchase facilities from $400 million to $500 million • Subsequent to Q4’25, closed a $955 million CLO with an 87.25% advance rate and S+1.69% cost of funds (pre- transaction costs); includes $98 million of available ramp-up proceeds and a 2.5-year reinvestment period • Q4’25 and full year 2025 GAAP Net Loss of ($0.12) per share and ($0.26) per share, respectively • Q4’25 and full year 2025 Distributable Loss of ($0.28) per share and ($0.13) per share, respectively • Q4’25 and full year 2025 Adjusted Distributable Earnings of $0.15 per share and $0.64 per share, respectively • Declared and paid a dividend of $0.16 per share and $0.64 per share for Q4’25 and full year 2025, respectively • GAAP net book value of $7.30 per share and undepreciated book value of $8.44 per share • Q4’25 repurchased 1.1 million shares or $6.0 million of Class A common stock at a blended price of $5.39 per share • $376 million and $481 million of positive net deployment during Q4’25 and the full year 2025, respectively* • Q4’25 committed $416 million of capital across 13 new senior loans in Q4’25; full year 2025 committed $756 million of capital across 26 new senior loans • Subsequent to Q4’25, committed $251 million of capital across 6 new senior loans closed or in-execution(3) • Q4’25 received $40 million of repayment proceeds across 5 loans; full year 2025 received $275 million of repayment proceeds across 24 loans • Subsequent to Q4’25, received $130 million of repayment proceeds across 4 loans(3)

5 SUMMARY RESULTS & SUBSEQUENT EVENTS UPDATE (CONT’D) LOAN PORTFOLIO As of December 31, 2025, unless otherwise stated; at BRSP share; per share data may differ due to rounding See footnotes in the appendix • $2.7 billion loan portfolio with an average loan size of $27 million and W.A. unlevered yield of 7.3% • Multifamily represents 67% of the loan portfolio • W.A. risk ranking of 3.1 (vs. 3.1 as of Q3'25) • Total CECL reserve of $88 million or $0.68 per share (no specific CECL reserve on balance sheet as of Q4'25) • $220 million of watch list loans or 8% of the loan portfolio • Activity subsequent to Q4’25: – One risk rank 5 office loan and one risk rank 5 industrial loan repaid totaling $42 million – Foreclosed on one risk rank 5 multifamily loan totaling $45 million – Two risk rank 5 multifamily loans totaling $67 million are anticipated to be sold with an expected repayment concurrent with sale closing in late Q1’26 / early Q2’26 – Watchlist loans anticipated to decline by ~70% from $220 million to $66 million as a result of the above activity (see pg. 16 for additional detail) • 6 REO assets totaling $315 million (includes one hotel REO assets totaling $142 million or 45% of REO) • Sold two REO office properties for ~$42 million of net proceeds in Q4’25 • Activity subsequent to Q4’25: – Acquired one multifamily property through foreclosure totaling $45 million – One REO office property under contract to be sold for ~$26 million of net proceeds with an expected closing in Q1’26 – Listed two REO multifamily properties totaling $68 million, which are expected to be under contract and sold in 1H’26 – REO assets anticipated to decline by ~15% from $315 million to $266 million as a result of the above activity (see pg. 18 for additional detail) REO ASSETS

6 $8.68 $8.44 $0.03 ($0.14) ($0.12) ($0.01) $7.75 $8.00 $8.25 $8.50 $8.75 9/30/25 Undepreciated BVPS Share Repurchases RE Impairment Change in CECL Reserve Earnings less Dividends 12/31/25 Undepreciated BVPS 30% 30% 28% 11% 1% Stockholders' equity (undepreciated) Master repurchase facilities (limited recourse) Securitization bonds payable (non-recourse) Mortgage debt (non-recourse) Other debt (non-recourse) F INANCIAL OVERVIEW * Primarily related to the sale of one Long Island City, NY office REO asset, which closed in Q4’25 and one Long Island City, NY office REO asset which is under contract to be sold with an expected closing in Q1’26 As of December 31, 2025, unless otherwise stated; at BRSP share; per share data may differ due to rounding See footnotes in the appendix Undepreciated Book Value Per Share Bridge Capital StructureKey Financial Metrics GAAP Net Loss ($M) Per Share ($14.4) ($0.12) Distributable Loss ($M) Per Share ($35.5) ($0.28) Adjusted Distributable Earnings ($M) Per Share $19.3 $0.15 Total At-Share Assets ($B) (Undepreciated) $3.7 Total Debt Outstanding (UPB) ($B) Debt-to-Equity(4) $2.5 2.3x Book Value (GAAP) ($B) Per Share $0.9 $7.30 Book Value (Undepreciated) ($B) Per Share $1.1 $8.44 CECL Reserve (General) ($M) Per Share / Basis Points (“BPS”)(7) $88.1 $0.68 / 315 bps CECL Reserve (Specific) ($M) Per Share -- -- Total capitalization $3.6B *

7 $0.16 Quarterly Dividend $0.16 $0.18 $0.16 $0.15 Adjusted Distributable Earnings ("Adj. DE") Earnings Per Share FINANCIAL PERFORMANCE * Refer to the Appendix for a definition and reconciliation to GAAP net income (loss) *** Refer to the Appendix for a definition and reconciliation to GAAP net book value As of December 31, 2025, unless otherwise stated; at BRSP share; per share data may differ due to rounding Book Value Per Share Q1’25 Q2’25 Q3’25 Q4’25 GAAP Net Income (Loss) $0.04 ($0.19) $0.01 ($0.12) Adjusted Distributable Earnings* $0.16 $0.18 $0.16 $0.15 Dividend Distribution $0.16 $0.16 $0.16 $0.16 Dividend Coverage (Adjusted Distributable Earnings) 100% 113% 100% 94% Q1’25 Q2’25 Q3’25 Q4’25 GAAP Net Book Value $7.92 $7.65 $7.53 $7.30 Undepreciated Book Value** $8.75 $8.75 $8.68 $8.44 $7.92 $7.65 $7.53 $7.30 $8.75 $8.75 $8.68 $8.44 GAAP Net Book Value Undepreciated Book ValueFY25 Adj. DE: $0.64/share FY25 Dividend: $0.64/share (fully covered)

8 (At BRSP share) Investment count Carrying value Net carrying value Per share Loan portfolio 98 2,678$ 727$ 5.66$ General CECL reserves (88) (88) (0.68) Loan portfolio, net of general CECL reserves 98 2,590 639 4.97 Net lease 7 316 31 0.24 Other real estate 7 386 151 1.17 CRE debt securities(8) 1 2 2 0.02 Total investment portfolio 113 3,295$ 823$ 6.40$ Plus: cash & net assets(9) 276 115 0.89 Total - GAAP 3,571$ 938$ 7.30$ Plus: accumulated D&A(10) 181 181 1.41 Less: non-GAAP impariment of real estate(11) (34) (34) (0.26) Total - Undepreciated 3,718$ 1,086$ 8.44$ 80% 20% <1% Loan portfolio Net lease & other real estate CRE debt securities 57% 19% 5% 7% 7% 4% 1%Multifamily Office (loan portfolio) Office (NNN & Other RE) Industrial Mixed-use & Other Hotel Retail Above charts exclude the impact of CECL reserves. In addition, “Property Type” chart excludes CRE debt securities $ in millions, except per share data; as of December 31, 2025; at BRSP share; per share data may differ due to rounding See footnotes in the appendix PORTFOLIO OVERVIEW Based on GAAP net carrying value as of December 31, 2025 Based on GAAP gross carrying value as of December 31, 2025 Investment Type Portfolio Overview (8) Property Type

9 LOAN ORIGINATION HIGHLIGHTS Key Metrics B U D G E T V S . A C T U A L Q4’25 2025 YTD 2026(3) Total number of loans 13 26 6 Total committed capital $416M $756M $251M Average loan size (committed capital) $32M $29M $42M W.A. cash coupon S+2.72% S+2.75% S+2.59% % Floating rate (senior loans) 100% 100% 100% Above charts based on 2025 and YTD 2026 total committed capital $ in millions. As of December 31, 2025, unless otherwise stated; at BRSP share See footnotes in the appendix Property Type Region Acquisition vs. Refinance 94% 3% 3% Multifamily Industrial Mixed-use & Other 48% 25% 19% 7%1% West Southwest Southeast Midwest Northeast 57%43% Refinance Acquisition$112 $85 $144 $416 $118 $133 Q1'25 Q2'25 Q3'25 Q4'25 YTD'26 Originations by Quarter $251 In-execution Closed

10 $2,363 $2,678$398 $11 ($40) ($53) 9/30/2025 Loan Portfolio Total New Loans Additional Loan Fundings Repayments Other 12/31/2025 Loan Portfolio <$25M 29% $25M-$50M 51% $51M-$75M 17% >$75M 3% Above charts based on GAAP gross carrying value and excludes the impact of CECL reserves $ in millions, unless otherwise stated; as of December 31, 2025, unless otherwise stated; at BRSP share See footnotes in the appendix LOAN PORTFOLIO OVERVIEW 98% 2% <1% Senior mortgage loans Mezzanine loans Preferred equity Overview Investment Type Property Type 98 Total number of investments $2.7B Total loan portfolio $27M Average investment size 0.9 yrs. W.A. remaining term(12) 2.0 yrs. W.A. extended remaining term(13) 7.3% W.A. unlevered all-in yield(1) 3.1 W.A. risk ranking 99% of senior loans are floating rate 67% 24% 8%1% Multifamily Office Mixed-use & Other Industrial Loan Portfolio Activity (16) (15) (14)(Initial Fundings) Loan Size Diversification Total Loan Count 98Total Loan Count 85

11 Collateral Type Region Exposure as a % of Carrying Value (At BRSP share) Number of investments Average investment size Carrying value % of carrying value W SW NE SE MW Multifamily 70 26$ 1,805$ 67% 25% 28% 2% 9% 3% Office 21 30 634 24% 9% 8% 5% 2% - Mixed-use & Other 6 36 218 8% 2% -- 6% -- - Industrial 1 22 22 1% 1% -- -- -- - Total 98 27$ 2,678$ 100% 38% 36% 12% 11% 3% General CECL reserves (88) Total – Net of general CECL reserves 2,590$ Above charts based on GAAP gross carrying value and excludes the impact of CECL reserves $ in millions; as of December 31, 2025; at BRSP share LOAN PORTFOLIO DIVERSIFICATION Northeast 12% Region Southeast 11% Southwest 36% West 38% Midwest 3% Collateral Type Migration 51% 63% 67% 31% 28% 24% 9% 8% 8%8% 1% 1% 1% Q4'24 Q3'25 Q4'25 Multifamily Office Mixed-use & Other Hotel Industrial

12 (At BRSP share) Number of investments Carrying value % of carrying value Net carrying value W.A. unlevered all-in yield(1) W.A. extended term (years)(13) Floating rate Senior mortgage loans 86 2,593,694$ 97% 642,823$ 7.1% 2.0 Total / W.A. floating rate 86 2,593,694 97% 642,823 7.1% 2.0 Fixed rate Senior mortgage loans 1 24,139 1% 24,139 20.0% 0.4 Mezzanine loans 2 49,069 2% 49,069 8.4% 1.1 Preferred equity 9 11,413 0% 11,413 15.2% 1.0 Total / W.A. fixed rate 12 84,621 3% 84,621 12.6% 0.9 Total / W.A. 98 2,678,315$ 100% 727,444$ 7.3% 2.0 General CECL reserves (88,070) (88,070) Total / W.A. – Net of general CECL reserves 2,590,245$ 639,374$ $ in thousands; as of December 31, 2025; at BRSP share See footnotes in the appendix LOAN PORTFOLIO SUMMARY

13 LOAN PORTFOLIO MATURITIES Fully Extended Loan Maturities(13) $931 $910 $84 $754 $46 $28 $2 $36 $0 $300 $600 $900 $1,200 2026 2027 2028 2029+ Fully extended loan maturities (carrying value) Unfunded commitments $ in M ill io ns Weighted average fully extended remaining term of approximately 2.0 years across the loan portfolio Above chart based on GAAP gross carrying value and excludes the impact of CECL reserves As of December 31, 2025, unless otherwise stated; at BRSP share See footnotes in the appendix

14 92% 8% 92% 2% 6% 1 2 3 4 5 Q3'25 Q4'25 Risk Ranking Overview LOAN PORTFOLIO RISK RANKINGS & CECL RESERVE Above charts based on GAAP gross carrying value and excludes the impact of CECL reserves, unless otherwise stated As of December 31, 2025, unless otherwise stated; at BRSP share CECL Reserve Overview $156M $137M $127M $88M Q1'25 Q2'25 Q3'25 Q4'25 Specific CECL Reserve General CECL Reserve Total Reserve $88M ($0.68/share) Total Reserve $156M ($1.19/share) Loan Count 80 Loan Count 89 Loan Count 5 Loan Count 4 Loan Count 5 No specific CECL reserve on balance sheet for Q1’25 to Q4'25 Risk Rank 4 & 5 Q3'25: 8% | 5 loans Q4'25: 8% | 9 loans Q3'25 W.A. Risk Ranking: 3.1 Q4'25 W.A. Risk Ranking: 3.1 Total Reserve $127M ($0.98/share) Total Reserve $137M ($1.06/share)

NET LEASE REAL ESTATE & OTHER REAL ESTATE SUMMARY

(At BRSP share)	Number of investments	BRSP ownership %	Rentable square feet ("RSF") / Units / Keys	Carrying value (Undep.)	Net carrying value (Undep.)	% of net carrying value (Undep.)	Q4'25 NOI (at BRSP share)*	W.A. % leased at end of period[17]	W.A. remaining lease term (years)[18]
Net lease real estate ("NNN")									
Industrial	1	100%	2,787 RSF	$ 292,156	$ 92,156	29%	$ 5,038	100%	12.6
Office	2	100%	522 RSF	94,004	45,317	14%	1,801	100%	3.2
Retail	4	100%	468 RSF	42,462	4,730	2%	805	100%	2.9
Total / W.A. - NNN	**7**	**100%**	**3,777 RSF**	**$ 428,623**	**$ 142,203**	**46%**	**$ 7,644**	**100%**	**9.6**
Other real estate ("Other RE")**									
Hotel	1	100%	541 Keys	$ 142,007	$ 86,214	27%	$ 1,791	53%	n/a
Office	2	96%	976 RSF	117,134	24,907	8%	2,574	63%	3.7
Multifamily	4	100%	1,075 Units	147,187	59,585	19%	37	77%	n/a
Total / W.A. – Other RE	**7**	**99%**	**n/a**	**$ 406,328**	**$ 170,705**	**54%**	**$ 4,400**	**63%**	**3.7**
Total / W.A.	**14**	**99%**	**n/a**	**$ 834,950**	**$ 312,909**	**100%**	**$ 12,043**	**83%**	**8.3**

Region



West
63%
Southwest
13%
Midwest
17%
Northeast
7%

Property Type



5%
17%
35%
18%
25%
Industrial
Office
Multifamily
Hotel
Retail

W.A. Remaining Lease Term[18]



15%
31%
54%
5.0+
2.5 - 5.0
<2.5

BRIGHTSPIRE CAPITAL

* Q4'25 NOI excludes approximately $0.9M of NOI related to the sale of the Tualatin, OR office property and the Long Island City, NY office property, which sold during the fourth quarter of 2025
** Includes $315M of undepreciated ("undep.") carrying value related to six (6) REO assets and $91M of undep. carrying value related to one (1) equity investment
Above charts based on undepreciated carrying value; $ and RSF in thousands; as of December 31, 2025, unless otherwise stated; at BRSP share
See footnotes in the appendix

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16 Carrying Carrying Carrying Investment value Investment value Investment value Dallas, TX Office / RR4 (Loans 74 & 90) $42 Dallas, TX Office / RR4 (Loans 74 & 90) $42 Dallas, TX Office / RR4 (Loans 74 & 90) $42 Austin, TX Multifamily / RR4 (Loans 37 & 70) $24 Austin, TX Multifamily / RR4 (Loans 37 & 70) $24 Austin, TX Multifamily / RR4 (Loans 37 & 70) $24 Austin, TX Multifamily / RR5 (Loan 16) $36 Under PSA Austin, TX Multifamily / RR5 (Loan 16) $36 Repayment (Post Property Sale) Dallas, TX Multifamily / RR5 (Loan 24) $31 Under LOI Dallas, TX Multifamily / RR5 (Loan 24) $31 Repayment (Post Property Sale) Reston, VA Office / RR5 (Loan 85) $20 Repaid Q1 Ontario, CA Industrial / RR5 (Loan 98) $22 Repaid Q1 Dallas, TX Multifamily / RR5 (Loan 6) $45 Q1 REO Total Watchlist $220 Total Watchlist $133 Total Watchlist $66 % Change vs. Q4'25 (39%) % Change vs. Q4'25 (70%) LOAN PORTFOLIO WATCH LIST MIGRATION * Pro forma adjusted for anticipated repayments Above chart based on GAAP gross carrying value and excludes the impact of CECL reserves $ in millions. As of December 31, 2025, unless otherwise stated; at BRSP share See footnotes in the appendix Q4’25 At Earnings Call Pro Forma*Pro Forma Activity Intra-Period Activity

LOAN PORTFOLIO WATCH LIST LOANS (Q4'25)

Investment	Dallas, TX Senior Loan (Loan 6)*	Austin, TX Senior Loan (Loan 16)	Dallas, TX Senior Loan (Loan 24)	Reston, VA Senior Loan (Loan 85)**	Ontario, CA Senior Loan (Loan 98)**	Austin, TX Senior Loan (Loans 37 & 70)***	Dallas, TX Senior Loan (Loan 74 & 90)****
Risk Ranking (Q4'25 / Q3'25)	5 / 3	5 / 4	5 / 3	5 / 4	5 / 4	4 / 4	4 / 4
Investment Type	Floating-Rate Senior Loan	Floating-Rate Senior Loan	Floating-Rate Senior Loan	Floating-Rate Senior Loan	Floating-Rate Senior Loan	Floating-Rate Senior Loan	Floating-Rate Senior Loan
Origination Date / Transaction Type	July 2021 / Acquisition	March 2022 / Acquisition	January 2022 / Acquisition	September 2021 / Refinancing	July 2022 / Acquisition	November 2021 / Acquisition	November 2021 / Refinancing
Collateral	Multifamily / 624 Units	Multifamily / 312 Units	Multifamily / 275 Units	Office / 270k RSF	Industrial / 73k RSF	Multifamily / 150 Units	Office / 328k RSF
Carrying Value	$45M	$36M	$31M	$20M	$22M	$24M	$42M
Loan Basis	$72k / Unit	$115k / Unit	$113k / Unit	$74 / RSF	$301 / RSF	$160k / Unit	$128 / RSF
Cash Coupon	SOFR + 3.4%	SOFR + 3.3%	SOFR + 3.5%	SOFR + 2.1%	n/a	SOFR + 3.4%	SOFR + 4.0%
Extended Maturity Date[13]	August 2026	March 2027	February 2027	October 2026	January 2026	November 2026	December 2026

BRIGHTSPIRE CAPITAL

* Subsequent to December 31, 2025, Loan 6 was resolved when the property was acquired through a foreclosure and reclassified to real estate

** Subsequent to December 31, 2025, the loan was resolved following repayment

*** Carrying value includes $0.1M related to a preferred equity investment (Loan 70) as the Company holds both the senior and junior positions; all other metrics reflect the senior loan only

**** Carrying value includes $1.0M related to a preferred equity investment (Loan 90) as the Company holds both the senior and junior positions; all other metrics reflect the senior loan only

As of December 31, 2025, unless otherwise stated; at BRSP share. See footnotes in the appendix

17

18 Undepreciated Undepreciated Undepreciated Investment carrying value Investment carrying value Investment carrying value San Jose, CA Hotel $142 San Jose, CA Hotel $142 San Jose, CA Hotel $142 / 53% Santa Clara, CA Multifamily (Pre-Dev) $40 Santa Clara, CA Multifamily (Pre-Dev) $40 Santa Clara, CA Multifamily (Pre-Dev) $40 / 15% Arlington, TX Multifamily $39 Arlington, TX Multifamily $39 Arlington, TX Multifamily $39 / 15% Fort Worth, TX Multifamily $36 In Market Fort Worth, TX Multifamily $36 Sales Process Underway Mesa, AZ Multifamily $32 In Market Mesa, AZ Multifamily $32 Sales Process Underway Long Island City, NY Office $26 Under PSA Long Island City, NY Office $26 Sale Q1 REO Dallas, TX Multifamily $45 Dallas, TX Multifamily $45 / 17% Total REO $315 Total REO $360 Total REO $266 % Change vs. Q4'25 14% % Change vs. Q4'25 (15%) REAL ESTATE OWNED MIGRATION * Pro forma adjusted for anticipated sales Above chart based on undepreciated carrying value $ in millions. As of December 31, 2025, unless otherwise stated; at BRSP share See footnotes in the appendix Q4’25 At Earnings Call Pro Forma*Pro Forma Activity Intra-Period Activity Medium-term hold Medium-term hold 2026 Plan

19 REAL ESTATE OWNED (Q4’25) As of December 31, 2025, unless otherwise stated; at BRSP share See footnotes in the appendix Investment San Jose, CA (Other RE 1) Santa Clara, CA (Other RE 3) Arlington, TX (Other RE 4) Fort Worth, TX (Other RE 5) Mesa, AZ (Other RE 6) Long Island City, NY (Other RE 7) Acquisition Date May 2025 July 2025 July 2024 November 2024 February 2025 June 2023 Collateral Hotel / 541 Keys Multifamily (Pre-development) Multifamily / 436 Units Multifamily / 354 Units Multifamily / 285 Units Office / 128k RSF Collateral Basis $262k / Key n/a $89k / Unit $102k / Unit $112k / Unit $203 / RSF Undepreciated Carrying Value $142M $40M $39M $36M $32M $26M Outstanding Debt $56M $34M $26M $8M $19M -- Undepreciated Net Carrying Value $86M $6M $14M $28M $13M $26M W.A. % Leased(17) 53% n/a 62% 85% 85% 2% W.A. Lease Term (Yrs.)(18) n/a n/a n/a n/a n/a 4.2

20 As of December 31, 2025, unless otherwise stated; at BRSP share See footnotes in the appendix CAPITALIZATION HIGHLIGHTS Diversified capital structure of primarily non-recourse debt and a 2.3x debt-to-equity ratio. Embedded capacity under existing financing facilities including $70M of corporate revolver availability and $1.0B of repurchase facilities availability 30% 30% 28% 11% 1% Stockholders' equity (undepreciated) Master repurchase facilities (limited recourse) Securitization bonds payable (non-recourse) Mortgage debt (non-recourse) Other debt (non-recourse) $3.6B Total capitalization (excluding cash) $2.5B Total outstanding debt $70M Corporate revolving credit facility availability As of February 13, 2026 $1.0B Master repurchase facilities availability As of February 13, 2026 2.3x Debt-to-equity ratio(4) 66% Debt-to-asset ratio(19) 5.57% Blended all-in cost of financing(5) Capital StructureKey Financial Metrics Total capitalization $3.6B

CAPITALIZATION SUMMARY

(At BRSP share)	Recourse vs. non-recourse[20]	W.A. extended maturity[21]	W.A. contractual interest rate[21]	W.A. all-in COF[5]	Outstanding debt (UPB)
Corporate debt					
Corporate revolving credit facility	Recourse	Dec-28	S + 2.25%	5.94%	$ -
Investment-level debt					
Master repurchase facilities	Limited recourse	Jan-29	S + 1.92%	5.61%	1,078,098
Securitization bonds payable (2024-FL2)	Non-recourse	Aug-37	S + 2.47%	6.16%	583,875
Securitization bonds payable (2021-FL1)	Non-recourse	Aug-38	S + 1.72%	5.52%	398,215
Mortgage debt – net lease (fixed)	Non-recourse	Sep-31	4.74%	4.74%	285,141
Mortgage debt – other real estate (fixed)	Non-recourse	Dec-28	4.47%	4.47%	92,228
Other debt	Non-recourse	Jul-28	5.50%	5.50%	34,078
Total / W.A. debt (BRSP share)		**Nov-32**		**5.57%**	**$ 2,471,634**

	Book value
Stockholders' equity	$ 938,432
GAAP net book value (BRSP share)	**938,432**
Accumulated depreciation and amortization	180,937
Non-GAAP impairment of real estate	(33,617)
Undepreciated book value (BRSP share)	**1,085,752**
Total capitalization (undepreciated)	**$ 3,557,386**

BRIGHTSPIRE CAPITAL

Note: During the fourth quarter 2025, the Company recorded approximately $2.1M of amortization of deferred financing costs, which implies approximately 23 bps of annualized financing costs on the Company's total debt capacity as of December 31, 2025
$ in thousands; as of December 31, 2025; at BRSP share
See footnotes in the appendix

21

22 ($1.6) ($2.5) ($2.4) ($1.3) $1.4 ($5.0) ($2.5) $0.0 $2.5 (1.00%) (0.75%) (0.50%) (0.25%) 0.25% * Reflects incremental changes to SOFR spot rate as of December 31, 2025 $ in millions, except per share data; as of December 31, 2025; at BRSP share INTEREST RATE SENSITIVITY Annual Net Interest Income Sensitivity to Changes in Benchmark Rates – Total Investment Portfolio $ in M ill io ns SOFR: 3.69% (As of December 31, 2025) Incremental Rate of Change* ($0.02) per share ($0.01) per share $0.01 per share ($0.02) per share ($0.01) per share

23 APPENDIX

24 IMPORTANT NOTE REGARDING NON-GAAP FINANCIAL MEASURES AND DEFINITIONS We present Distributable Earnings, which is a non-GAAP supplemental financial measure of our performance. We believe that Distributable Earnings provides meaningful information to consider in addition to our net income and cash flow from operating activities determined in accordance with GAAP, and this metric is a useful indicator for investors in evaluating and comparing our operating performance to our peers and our ability to pay dividends. We elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, beginning with our taxable year ended December 31, 2018. As a REIT, we are required to distribute substantially all of our taxable income and we believe that dividends are one of the principal reasons investors invest in credit or commercial mortgage REITs such as our company. Over time, Distributable Earnings has been a useful indicator of our dividends per share and we consider that measure in determining the dividend, if any, to be paid. This supplemental financial measure also helps us to evaluate our performance excluding the effects of certain transactions and GAAP adjustments that we believe are not necessarily indicative of our current portfolio and operations. We define Distributable Earnings as GAAP net income (loss) attributable to our common stockholders (or, without duplication, the owners of the common equity of our direct subsidiaries, such as our OP) and excluding (i) non-cash equity compensation expense, (ii) the expenses incurred in connection with our formation or other strategic transactions, (iii) acquisition costs from successful acquisitions, (iv) gains or losses from sales of real estate property and impairment write-downs of depreciable real estate, including unconsolidated joint ventures and preferred equity investments, (v) general CECL reserves, (vi) depreciation and amortization, (vii) any unrealized gains or losses or other similar non-cash items that are included in net income for the current quarter, regardless of whether such items are included in other comprehensive income or loss, or in net income, (viii) one-time events pursuant to changes in GAAP and (ix) certain material non-cash income or expense items that in the judgment of management should not be included in Distributable Earnings. For clauses (viii) and (ix), such exclusions shall only be applied after approval by a majority of our independent directors. Distributable Earnings include specific CECL reserves. Additionally, we define Adjusted Distributable Earnings as Distributable Earnings excluding (i) realized gains and losses on asset sales, (ii) fair value adjustments, which represent mark-to- market adjustments to investments in unconsolidated ventures based on an exit price, defined as the estimated price that would be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants, (iii) unrealized gains or losses, (iv) specific CECL reserves and (v) one-time gains or losses that in the judgement of management should not be included in Adjusted Distributable Earnings. We believe Adjusted Distributable Earnings is a useful indicator for investors to further evaluate and compare our operating performance to our peers and our ability to pay dividends, net of the impact of any gains or losses on assets sales or fair value adjustments, as described above. Distributable Earnings and Adjusted Distributable Earnings do not represent net income or cash generated from operating activities and should not be considered as an alternative to GAAP net income or an indication of our cash flows from operating activities determined in accordance with GAAP, a measure of our liquidity, or an indication of funds available to fund our cash needs. In addition, our methodology for calculating Distributable Earnings and Adjusted Distributable Earnings may differ from methodologies employed by other companies to calculate the same or similar non-GAAP supplemental financial measures, and accordingly, our reported Distributable Earnings and Adjusted Distributable Earnings may not be comparable to the Distributable Earnings and Adjusted Distributable Earnings reported by other companies. The Company calculates Distributable Earnings per share and Adjusted Distributable Earnings per share, which are non-GAAP supplemental financial measures, based on a weighted average number of common shares. We believe NOI to be a useful measure of operating performance of our net leased and other real estate portfolios as they are more closely linked to the direct results of operations at the property level. NOI excludes historical cost depreciation and amortization, which are based on different useful life estimates depending on the age of the properties, as well as adjustments for the effects of real estate impairment and gains or losses on sales of depreciated properties, which eliminate differences arising from investment and disposition decisions. Additionally, by excluding corporate level expenses or benefits such as interest expense, any gain or loss on early extinguishment of debt and income taxes, which are incurred by the parent entity and are not directly linked to the operating performance of the Company’s properties, NOI provides a measure of operating performance independent of the Company’s capital structure and indebtedness. However, the exclusion of these items as well as others, such as capital expenditures and leasing costs, which are necessary to maintain the operating performance of the Company’s properties, and transaction costs and administrative costs, may limit the usefulness of NOI. NOI may fail to capture significant trends in these components of GAAP net income (loss) which further limits its usefulness. NOI should not be considered as an alternative to net income (loss), determined in accordance with GAAP, as an indicator of operating performance. In addition, our methodology for calculating NOI involves subjective judgment and discretion and may differ from the methodologies used by other companies, when calculating the same or similar supplemental financial measures and may not be comparable with other companies.

25 The Company presents pro rata (“at share” or “at BRSP share”) financial information, which is not, and is not intended to be, a presentation in accordance with GAAP. The Company computes pro rata financial information by applying its economic interest to each financial statement line item on an investment-by-investment basis. Similarly, noncontrolling interests’ (“NCI”) share of assets, liabilities, profits and losses was computed by applying noncontrolling interests’ economic interest to each financial statement line item. The Company provides pro rata financial information because it may assist investors and analysts in estimating the Company’s economic interest in its investments. However, pro rata financial information as an analytical tool has limitations. Other companies may not calculate their pro rata information in the same methodology, and accordingly, the Company’s pro rata information may not be comparable to other companies pro rata information. As such, the pro rata financial information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP, but may be used as a supplement to financial information as reported under GAAP. We present undepreciated book value, which is a non-GAAP supplemental financial measure. We believe that presenting undepreciated book value is a more useful and consistent measure of the value of our current portfolio and operations for our investors as it enhances the comparability to our peers who do not hold similar real estate investments. Undepreciated book value excludes our share of accumulated depreciation and amortization on real estate investments (including related intangible assets and liabilities) and as of the quarter ended June 30, 2024, includes non-GAAP impairment of real estate and any related foreign currency translation. Non-GAAP impairment of real estate is a non-GAAP measure that reflects our share of a property’s carrying value on certain net leased and other real estate office properties whose non-recourse mortgages have matured or who have been placed in a cash flow sweep by their lender. Our ability to refinance at their maturity dates is burdened by the current interest rate environment, lenders’ aversion to finance or refinance office properties and/or associated improvements or paydowns potentially demanded at such properties. Loan maturity defaults can and have led to foreclosures. Cash flow sweeps restrict our ability to utilize earnings generated by a property. As such, we believe it is prudent to recognize impairments and exclude our share of the carrying value related to these properties. The Company calculates undepreciated book value per share based on the total number of outstanding common shares. We present loan-to-value which reflects the initial loan amount divided by the as-is appraised value as of the date the loan was originated, or by the principal amount divided by the appraisal value for the in-place collateral as of the date of the most recent as-is appraisal. For construction loans, loan-to-value reflects the total commitment amount of the loan divided by the as-completed appraised value, or the total commitment amount of the loan divided by the projected total cost basis. Senior loans reflect the initial loan amount divided by the as-is value as of the date the loan was originated, or the principal amount divided by the appraised value for the in-place collateral as of the date of the most recent as-is appraisal. Construction senior loans’ loan-to-value reflect the total commitment amount of the loan divided by the as completed appraised value, or the total commitment amount of the loan divided by the projected total cost basis. Mezzanine loans include attachment and detachment loan-to-values, respectively. Attachment loan-to-value reflects initial funding of loans senior to our position divided by the as-is value as of the date the loan was originated, or the principal amount divided by the appraised value for the in-place collateral as of the date of the most recent appraisal. Detachment loan-to-value reflects the cumulative initial funding of our loan and the loans senior to our position divided by the as-is value as of the date the loan was originated, or the cumulative principal amount divided by the appraised value for the in-place collateral as of the date of the most recent appraisal. Construction mezzanine loans include attachment and detachment loan-to-value, respectively. Attachment loan-to-value reflects the total commitment amount of loans senior to our position divided by as-completed appraised value, or the total commitment amount of loans senior to our position divided by projected total cost basis. Detachment loan-to-value reflect the cumulative commitment amount of our loan and the loans senior to our position divided by as-completed appraised value, or the cumulative commitment amount of our loan and loans senior to our position divided by projected total cost basis. We present risk rankings, which is a supplemental financial disclosure, for loans held for investment. In addition to reviewing loans held for investment for impairment quarterly, we evaluate loans held for investment to determine if a current expected credit losses reserve should be established. In conjunction with this review, we assess the risk factors of each senior and mezzanine loans and preferred equity and assign a risk ranking based on a variety of factors, including, without limitation, underlying real estate performance and asset value, values of comparable properties, durability and quality of property cash flows, sponsor experience and financial wherewithal, and the existence of a risk-mitigating loan structure. Additional key considerations include loan-to-value ratios, debt service coverage ratios, loan structure, real estate and credit market dynamics, and risk of default or principal loss. Based on a five- point scale, our loans held for investment are ranked “1” through “5,” from less risk to greater risk, and the rankings are updated quarterly. At the time of origination or purchase, loans held for investment are ranked as a “3” and will move accordingly going forward based on the rankings which are defined as follows: 1. Very Low Risk 2. Low Risk 3. Medium Risk 4. High Risk / Potential for Loss – A loan that has a high risk of realizing a principal loss 5. Impaired / Loss Likely – A loan that has a very high risk of realizing a principal loss or has otherwise incurred a principal loss IMPORTANT NOTE REGARDING NON-GAAP FINANCIAL MEASURES AND DEFINITIONS (CONT’D)

26 NOTES REGARDING REPORTABLE SEGMENTS BrightSpire Capital, Inc. (“BRSP”, “BrightSpire Capital”, the “Company” or “We”) currently holds investment interests through the reportable segments below, which are based on how management reviews and manages its business. Senior and Mezzanine Loans and Preferred Equity (“Loans & Preferred Equity Portfolio” or “Loan Portfolio”) The Company’s Loan Portfolio may include senior mortgage loans, mezzanine loans and preferred equity interests (“preferred equity”) as well as participations in such loans. The Loan Portfolio may also include acquisition, development and construction loan arrangements accounted for as equity method investments. • Senior mortgage loans may include junior participations in our originated senior mortgage loans for which we have syndicated the senior participations to other investors and retained the junior participations for our portfolio and contiguous mezzanine loans where we own both the senior and junior loan positions. We believe these investments are more similar to the senior mortgage loans we originate than other loan types given their credit quality and risk profile • Mezzanine loans may include other subordinated loans • Preferred equity interests may include related equity participation interests Net Leased Real Estate and Other Real Estate (“Net Lease and Other Real Estate”) The Company’s Net Lease Real Estate investments includes direct investments in commercial real estate principally composed of long-term leases to tenants on a net lease basis, where such tenants are generally responsible for property operating expenses such as insurance, utilities, maintenance, capital expenditures and real estate taxes. Other Real Estate investments includes direct ownership in commercial real estate, with an emphasis on properties with stable cash flow. Net lease and other real estate includes deferred leasing costs and other net intangibles. Other real estate currently consists of one investment with direct ownership in commercial real estate, four additional properties that we acquired through foreclosure or deed-in-lieu of foreclosure and two properties that we consolidate as the primary beneficiary of the VIEs. Corporate and Other The Corporate segment includes corporate-level asset management and other fees including operating expenses, compensation and benefits and other fees including expenses related to our secured revolving credit facility. It currently includes CRE Debt Securities, which consists of one sub-portfolio of a real estate private equity interest ("Private Equity Interest" or "PE Interest").

INVESTMENT DETAIL

Loan Portfolio

(At BRSP share)	Investment Type	Origination date	City, State	Carrying value	Coupon type	Cash coupon	Unlevered all-in yield[1]	Extended maturity date[13]	LTV	Q4'25 Risk ranking	Q3'25 Risk ranking
Multifamily											
Loan 1	Senior	Dec-25	Los Angeles, CA	$ 70	Floating	S+2.4%	6.4%	Jan-31	76%	3	n/a
Loan 2	Senior	Apr-25	Oxnard, CA	70	Floating	S+2.3%	6.9%	Apr-29	68%	3	3
Loan 3	Senior	May-22	Las Vegas, NV	56	Floating	S+2.0%	5.7%	Jun-27	74%	3	3
Loan 4	Senior	Dec-25	St. Louis, MO	52	Floating	S+2.5%	6.7%	Jan-31	68%	3	n/a
Loan 5	Senior	May-21	Las Vegas, NV	48	Floating	S+3.0%	8.4%	Jun-26	89%	3	3
Loan 6 *	Senior	Jul-21	Dallas, TX	45	Floating	S+3.4%	7.3%	Aug-26	74%	5	3
Loan 7	Senior	Jul-21	Jersey City, NJ	42	Floating	S+3.1%	6.8%	Aug-26	70%	3	3
Loan 8	Senior	Mar-22	Louisville, KY	41	Floating	S+2.8%	6.5%	Apr-27	70%	3	3
Loan 9	Senior	Dec-25	Madison, AL	41	Floating	S+2.5%	6.5%	Jan-31	75%	3	n/a
Loan 10	Senior	Jul-21	Dallas, TX	40	Floating	S+3.2%	6.9%	Aug-26	76%	3	3
Subtotal / W.A. top 10 multifamily				$ 507		2.6%	6.8%	Jul-28	n/a	3.2	n/a
Loan 11	Senior	Nov-25	Mesa, AZ	$ 40	Floating	S+2.6%	6.6%	Nov-30	68%	3	n/a
Loan 12	Senior	Mar-22	Long Beach, CA	40	Floating	S+3.4%	7.1%	Apr-27	86%	3	3
Loan 13	Senior	Jul-22	Irving, TX	38	Floating	S+3.6%	7.4%	Aug-27	75%	3	3
Loan 14	Senior	Dec-20	Austin, TX	37	Floating	S+3.2%	7.2%	Jan-26	74%	3	3
Loan 15	Senior	Jan-22	Los Angeles, CA	36	Floating	S+3.4%	7.0%	Feb-27	76%	3	3
Loan 16	Senior	Mar-22	Austin, TX	36	Floating	S+3.3%	6.9%	Mar-27	75%	5	4
Loan 17	Mezzanine	Feb-22	Las Vegas, NV	34	Fixed	7.0%	12.0%	Feb-27	57% - 82%	3	3
Loan 18	Senior	Jul-21	Phoenix, AZ	33	Floating	S+3.4%	7.1%	Aug-26	73%	3	3
Loan 19	Senior	Feb-25	Las Vegas, NV	33	Floating	S+3.4%	7.6%	Mar-30	59%	3	3
Loan 20	Senior	Dec-25	Jackson, TN	33	Floating	S+3.0%	7.0%	Jan-31	62%	3	n/a
Subtotal / W.A. top 20 multifamily				$ 868		3.0%	7.1%	May-28	n/a	3.2	n/a
Loan 21	Senior	Oct-25	San Antonio, TX	$ 32	Floating	S+2.6%	6.8%	Nov-30	68%	3	n/a
Loan 22	Senior	Apr-21	Las Vegas, NV	31	Floating	S+3.2%	6.9%	May-26	76%	3	3
Loan 23	Senior	Feb-22	Long Beach, CA	31	Floating	S+3.4%	7.0%	Mar-27	71%	3	3
Loan 24	Senior	Jan-22	Dallas, TX	31	Floating	S+3.5%	7.4%	Feb-27	75%	5	3
Loan 25	Senior	Apr-22	Mesa, AZ	30	Floating	S+3.4%	7.0%	May-27	75%	3	3
Loan 26	Senior	Feb-25	Las Vegas, NV	30	Floating	S+2.7%	6.8%	Mar-30	70%	3	3
Loan 27	Senior	Aug-21	Glendale, AZ	29	Floating	S+3.3%	7.0%	Mar-27	79%	3	3
Loan 28	Senior	Sep-25	Nashville, TN	29	Floating	S+2.6%	6.6%	Oct-30	68%	3	3
Loan 29	Senior	Sep-25	Nashville, TN	28	Floating	S+2.7%	6.9%	Oct-30	65%	3	3
Loan 30	Senior	May-21	Houston, TX	28	Floating	S+3.1%	6.8%	Jun-26	77%	3	3
Loan 31	Senior	Dec-21	Phoenix, AZ	26	Floating	S+3.6%	7.3%	Jan-27	75%	3	3
Loan 32	Senior	Jul-22	Irving, TX	25	Floating	S+3.6%	7.4%	Aug-27	72%	3	3
Loan 33	Senior	Mar-22	Glendale, AZ	25	Floating	S+3.5%	7.1%	Mar-27	73%	3	3
Loan 34	Senior	Feb-25	Denver, CO	25	Floating	S+3.3%	7.4%	Mar-28	68%	3	3
Loan 35	Senior	Nov-25	Santa Rosa, CA	24	Floating	S+2.8%	6.8%	Dec-30	74%	3	n/a

BRIGHTSPIRE CAPITAL

* Subsequent to December 31, 2025, Loan 6 was resolved when the property was acquired through a foreclosure and reclassified to real estate
$ in millions; as of December 31, 2025, unless otherwise stated; at BRSP share
See footnotes in the appendix

27

INVESTMENT DETAIL (CONT'D)

Loan Portfolio (Cont'd)

(At BRSP share)	Investment Type	Origination date	City, State	Carrying value	Coupon type	Cash coupon	Unlevered all-in yield[1]	Extended maturity date[13]	LTV	Q4'25 Risk ranking	Q3'25 Risk ranking
Loan 36	Senior	Mar-22	Phoenix, AZ	24	Floating	S+3.7%	7.3%	Apr-27	74%	3	3
Loan 37	Senior	Nov-21	Austin, TX	24	Floating	S+3.4%	7.1%	Nov-26	78%	4	4
Loan 38	Senior	Dec-24	Seattle, WA	23	Floating	S+2.8%	6.9%	Jan-30	65%	3	3
Loan 39	Senior	Jan-25	Lebanon, TN	22	Floating	S+3.4%	8.0%	Feb-30	71%	3	3
Loan 40	Senior	Jun-21	Phoenix, AZ	22	Floating	S+3.3%	7.0%	Jul-26	71%	3	3
Loan 41	Senior	Jul-21	Aurora, CO	21	Floating	S+3.2%	7.0%	Jul-26	89%	3	3
Loan 42	Senior	Dec-25	Minneapolis, MN	21	Floating	S+2.5%	6.7%	Jan-31	65%	3	n/a
Loan 43	Senior	Aug-25	Dallas, TX	21	Floating	S+3.0%	7.1%	Sep-30	59%	3	3
Loan 44	Senior	Jan-22	Austin, TX	20	Floating	S+3.4%	7.0%	Feb-27	76%	3	3
Loan 45	Senior	Dec-21	Gresham, OR	20	Floating	S+2.8%	6.4%	Jul-28	76%	3	3
Loan 46	Senior	Aug-21	La Mesa, CA	20	Floating	S+2.8%	6.4%	Aug-28	72%	3	3
Loan 47	Senior	Oct-24	Garland, TX	20	Floating	S+3.7%	7.7%	Nov-29	70%	3	3
Loan 48	Senior	Sep-21	Bellevue, WA	19	Floating	S+3.4%	7.1%	Sep-26	75%	3	3
Loan 49	Senior	Jul-21	Salt Lake City, UT	19	Floating	S+2.8%	6.4%	Aug-28	67%	3	3
Loan 50	Senior	Apr-22	Tacoma, WA	19	Floating	S+3.0%	6.6%	May-27	64%	3	3
Loan 51	Senior	May-22	Charlotte, NC	18	Floating	S+3.5%	7.2%	May-27	68%	3	3
Loan 52	Senior	Jun-21	Phoenix, AZ	18	Floating	S+3.2%	6.9%	Jul-26	77%	3	3
Loan 53	Senior	Nov-25	Los Angeles, CA	18	Floating	S+2.5%	6.7%	Dec-30	59%	3	n/a
Loan 54	Senior	Oct-25	Huntsville, AL	18	Floating	S+2.8%	7.0%	Nov-30	55%	3	n/a
Loan 55	Senior	Sep-25	Glendale, AZ	17	Floating	S+2.6%	6.6%	Oct-30	71%	3	3
Loan 56	Senior	May-25	Dallas, TX	14	Floating	S+2.9%	7.1%	May-30	65%	3	3
Loan 57	Senior	Aug-25	Phoenix, AZ	14	Floating	S+2.7%	6.7%	Sep-30	75%	3	3
Loan 58	Senior	Jul-25	Northridge, CA	13	Floating	S+3.3%	7.4%	Jul-30	74%	3	3
Loan 59	Senior	Sep-25	Mobile, AL	13	Floating	S+2.8%	6.8%	Oct-30	73%	3	3
Loan 60	Senior	Nov-25	Hoboken, NJ	12	Floating	S+2.4%	6.6%	Dec-30	61%	3	n/a
Loan 61	Senior	Nov-24	Garland, TX	12	Floating	S+3.5%	7.5%	Dec-29	63%	3	3
Loan 62	Senior	Mar-22	Glendale, AZ	12	Floating	S+3.5%	7.1%	Mar-27	73%	3	3
Loan 63	Senior	Dec-25	Mesa, AZ	11	Floating	S+2.8%	6.8%	Jan-31	70%	3	n/a
Loan 64	Preferred	May-25	Mesa, AZ	2	Fixed	n/a	15.0%	May-27	n/a	3	3
Loan 65	Preferred	May-25	Phoenix, AZ	2	Fixed	n/a	15.0%	Apr-27	n/a	3	3
Loan 66	Preferred	May-25	Phoenix, AZ	2	Fixed	n/a	15.0%	Jan-27	n/a	3	3
Loan 67	Preferred	May-25	Phoenix, AZ	2	Fixed	n/a	15.0%	Aug-26	n/a	3	3
Loan 68	Preferred	May-25	Glendale, AZ	2	Fixed	n/a	15.0%	Mar-27	n/a	3	3
Loan 69	Preferred	May-25	Phoenix, AZ	1	Fixed	n/a	15.0%	Jul-26	n/a	3	3
Loan 70	Preferred	Dec-25	Austin, TX	0	Fixed	n/a	15.0%	Nov-26	n/a	4	n/a
Total / W.A. multifamily loans				$ 1,805		3.0%	7.1%	Jun-28	n/a	3.1	n/a

$ in millions; as of December 31, 2025, unless otherwise stated; at BRSP share
See footnotes in the appendix

BRIGHTSPIRE CAPITAL
28

INVESTMENT DETAIL (CONT'D)

Loan Portfolio (Cont'd)

(At BRSP share)	Investment Type	Origination date	City, State	Carrying value	Coupon type	Cash coupon	Unlevered all-in yield[1]	Extended maturity date[13]	LTV	Q4'25 Risk ranking	Q3'25 Risk ranking
Office											
Loan 71	Senior	Jan-21	Phoenix, AZ	$ 74	Floating	S+3.7%	7.9%	Feb-26	71%	3	3
Loan 72	Senior	Aug-18	San Jose, CA	74	Floating	S+4.9%	8.5%	Feb-27	81%	3	3
Loan 73	Senior	Feb-19	Baltimore, MD	59	Floating	S+3.6%	7.3%	Feb-27	74%	3	3
Loan 74	Senior	Nov-21	Dallas, TX	42	Floating	S+4.0%	7.7%	Dec-26	61%	4	4
Loan 75	Senior	May-22	Plano, TX	39	Floating	S+4.3%	7.9%	Jun-27	60%	3	3
Loan 76	Senior	Apr-22	Plano, TX	39	Floating	S+4.1%	7.8%	May-27	68%	3	3
Loan 77	Senior	Apr-22	San Jose, CA	32	Floating	S+4.2%	7.8%	Apr-27	67%	3	3
Loan 78	Senior	Apr-21	San Diego, CA	32	Floating	S+3.6%	7.3%	May-26	73%	3	3
Loan 79	Senior	Oct-21	Blue Bell, PA	30	Floating	S+3.8%	7.5%	Apr-26	78%	3	3
Loan 80	Senior	Mar-22	Blue Bell, PA	29	Floating	S+4.2%	7.8%	Apr-26	81%	3	3
Subtotal / W.A. top 10 office				$ 449		4.0%	7.8%	Oct-26	n/a	3.1	n/a
Loan 81	Senior	Feb-19	Charlotte, NC	$ 27	Floating	S+4.3%	7.9%	Jul-26	70%	3	3
Loan 82	Senior	Dec-18	Carlsbad, CA	27	Floating	S+3.9%	7.6%	Dec-26	73%	3	3
Loan 83	Senior	Jul-21	Denver, CO	23	Floating	S+5.0%	8.7%	Aug-26	71%	3	3
Loan 84	Senior	Aug-19	San Francisco, CA	23	Floating	S+2.9%	6.6%	Sep-26	89%	3	3
Loan 85 *	Senior	Sep-21	Reston, VA	20	Floating	S+2.1%	5.8%	Oct-26	71%	5	4
Loan 86	Senior	Oct-21	Burbank, CA	18	Floating	S+4.0%	7.7%	Nov-26	51%	3	3
Loan 87	Senior	Oct-20	Denver, CO	18	Floating	S+3.7%	7.4%	Nov-26	94%	3	3
Loan 88 **	Mezzanine	Feb-23	Baltimore, MD	15	Fixed	n/a	n/a	Feb-27	74% – 75%	3	3
Loan 89	Senior	Nov-21	Richardson, TX	13	Floating	S+4.1%	7.8%	Dec-26	68%	3	3
Loan 90	Preferred	Dec-25	Dallas, TX	1	Floating	n/a	15.0%	Dec-26	n/a	4	n/a
Loan 91	Preferred	Sep-25	San Francisco, CA	0	Fixed	n/a	20.0%	Sep-26	n/a	3	3
Total / W.A. office loans				$ 634		3.9%	7.6%	Oct-26	n/a	3.1	n/a
Mixed-use & Other											
Loan 92	Senior	Oct-19	Brooklyn, NY	$ 79	Floating	S+4.2%	7.8%	Nov-26	74%	3	3
Loan 93	Senior	Jan-22	New York, NY	46	Floating	S+3.5%	7.2%	Feb-27	76%	3	3
Loan 94	Senior	May-22	Brooklyn, NY	29	Floating	S+4.4%	8.0%	May-27	68%	3	3
Loan 95	Senior	Apr-24	South Pasadena, CA	24	Fixed	20.0%	20.0%	Jun-26	28%	3	3
Loan 96	Senior	Oct-25	Venice, CA	24	Floating	S+4.8%	8.9%	Oct-30	67%	3	n/a
Loan 97	Senior	Aug-21	Los Angeles, CA	16	Floating	S+4.6%	8.3%	Sep-26	58%	3	3
Total / W.A. mixed-use & other loans				$ 218		5.9%	9.2%	May-27	n/a	3.0	n/a
Industrial											
Loan 98 **, ***	Senior	Jul-22	Ontario, CA	$ 22	Floating	n/a	n/a	Jan-26	66%	5	4
Total / W.A. industrial loans				$ 22		n/a	n/a	Jan-26	n/a	5.0	n/a
Total / W.A. loan portfolio				$ 2,678		3.4%	7.3%	Dec-27	n/a	3.1	n/a
General CECL reserves				(88)							
Total / W.A. loan portfolio, net of general CECL reserves				$ 2,590							

BRIGHTSPIRE CAPITAL

* Subsequent to December 31, 2025, Loan 85 was resolved following repayment
** Loans that are on non-accrual status
*** Subsequent to December 31, 2025, Loan 98 was resolved following repayment
$ in millions; as of December 31, 2025, unless otherwise stated; at BRSP share
See footnotes in the appendix

29

INVESTMENT DETAIL (CONT'D)

Net Lease Real Estate & Other Real Estate

(At BRSP share)	Collateral type	City, State	Undepreciated carrying value	Undepreciated net carrying value	Q4'25 NOI*	# of properties	Rentable square feet ("RSF") / Units / Keys	W.A. % leased[17]	W.A. lease term (yrs)[18]	Final debt maturity	All-in COF
Net lease real estate											
Net lease 1	Industrial	Various - U.S.	$ 292	$ 92	$ 5.0	2	2,787 RSF	100%	12.6	Sep-33	4.77%
Net lease 2	Office	Aurora, CO	55	27	1.1	1	184 RSF	100%	1.9	Aug-26	4.08%
Net lease 3	Office	Indianapolis, IN	39	19	0.7	1	338 RSF	100%	5.0	Oct-27	4.45%
Net lease 4	Retail	Various - U.S.	28	--	0.4	7	320 RSF	100%	2.1	Nov-26 & Mar-28	5.57%
Net lease 5	Retail	Keene, NH	7	--	0.1	1	45 RSF	100%	3.1	Nov-26	4.45%
Net lease 6	Retail	South Portland, ME	5	5	0.2	1	53 RSF	100%	6.1	n/a	--
Net lease 7	Retail	Fort Wayne, IN	3	--	0.1	1	50 RSF	100%	4.7	Nov-26	4.45%
Total / W.A. net lease real estate			$ 429	$ 142	$ 7.6	14	3,777 RSF	100%	9.6	n/a	n/a
Other real estate											
Other RE 1	Hotel	San Jose, CA	$ 142	$ 86	$ 1.8	1	541 Keys	53%	n/a	n/a	6.39%
Other RE 2	Office	Creve Coeur, MO	91	--	2.7	7	848 RSF	80%	3.6	Dec-28	4.47%
Other RE 3 **	Multifamily (Pre-Dev)	Santa Clara, CA	40	6	(0.6)	1	n/a	n/a	n/a	Jul-28	5.50%
Other RE 4	Multifamily	Arlington, TX	39	14	(0.0)	1	436 Units	62%	n/a	n/a	6.34%
Other RE 5	Multifamily	Fort Worth, TX	36	28	0.0	1	354 Units	85%	n/a	n/a	6.34%
Other RE 6	Multifamily	Mesa, AZ	32	13	0.6	1	285 Units	85%	n/a	n/a	6.34%
Other RE 7	Office	Long Island City, NY	26	26	(0.2)	1	128 RSF	2%	4.2	n/a	--
Total / W.A. other real estate			$ 406	$ 171	$ 4.4	13	n/a	63%	3.7	n/a	n/a
Total / W.A. net lease real estate and other real estate			$ 835	$ 313	$ 12.0	27	n/a	83%	8.3	n/a	n/a

CRE Debt Securities

(At BRSP share)	Carrying value
CRE debt securities	
CRE debt securities (1 investment)[8]	$ 2
Total / W.A. CRE debt securities	$ 2

BRIGHTSPIRE CAPITAL

* Q4'25 NOI excludes approximately $0.9M of NOI related to the sale of the Tualatin, OR office property and the Long Island City, NY office property, which sold during the fourth quarter of 2025

** Related to construction / development project

$ in millions; rentable square feet in thousands; as of December 31, 2025; at BRSP share

See footnotes in the appendix

30

31 $ in thousands, except per share data; as of December 31, 2025, unless otherwise stated CONSOLIDATED BALANCE SHEET December 31, 2025 December 31, 2024 Assets Cash and cash equivalents 66,789$ 302,173$ Restricted cash 107,046 148,523 Loans and preferred equity held for investment 2,678,315 2,518,925 Current expected credit loss reserve (87,401) (165,932) Loans and preferred equity held for investment, net 2,590,914 2,352,993 Real estate, net 679,779 777,421 Receivables, net 45,591 38,732 Deferred leasing costs and intangible assets, net 27,646 47,172 Assets held for sale - 5,170 Other assets 47,065 51,294 Total assets 3,564,830$ 3,723,478$ Liabilities Securitization bonds payable, net 977,082$ 1,087,074$ Mortgage and other notes payable, net 414,060 619,055 Credit facilities 1,078,098 785,183 Accrued and other liabilities 63,709 82,625 Intangible liabilities, net 389 2,805 Escrow deposits payable 82,511 80,132 Dividends payable 20,576 20,793 Total liabilities 2,636,425 2,677,667 Commitments and contingencies Equity Stockholders’ equity Preferred stock, $0.01 par value, 50,000,000 shares authorized, no shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively - - Common stock, $0.01 par value per share Class A, 950,000,000 shares authorized, 128,627,246 and 129,685,185 shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively 1,286 1,297 Additional paid-in capital 2,863,377 2,865,341 Accumulated deficit (1,926,231) (1,812,083) Accumulated other comprehensive loss - (6,337) Total stockholders’ equity 938,432 1,048,218 Noncontrolling interests in investment entities (10,027) (2,407) Total equity 928,405 1,045,811 Total liabilities and equity 3,564,830$ 3,723,478$

CONSOLIDATED STATEMENT OF OPERATIONS

	Three Months Ended December 31, 2025	Three Months Ended December 31, 2024	Year Ended December 31, 2025	Year Ended December 31, 2024
Net interest income				
Interest income	$ 49,250	$ 54,305	$ 194,888	$ 244,773
Interest expense	(31,766)	(36,848)	(127,275)	(153,910)
Net interest income	17,484	17,457	67,613	90,863
Property and other income				
Property operating income	32,587	26,108	127,649	102,443
Other income	1,326	3,053	8,050	11,589
Total property and other income	33,913	29,161	135,699	114,032
Expenses				
Property operating expense	19,622	8,907	65,915	33,887
Transaction, investment and servicing expense	651	402	2,697	1,641
Interest expense on real estate	5,207	6,748	23,707	27,026
Depreciation and amortization	7,990	11,076	36,336	40,506
Increase of current expected credit loss reserve	15,439	20,486	24,001	135,798
Impairment of operating real estate	7,984	8,995	61,620	54,211
Compensation and benefits (including $2,916, $2,908, $12,836 and $11,649 of equity-based compensation expense, respectively)	8,287	8,103	34,986	34,644
Operating expense	3,019	2,681	12,067	11,867
Total expenses	68,199	67,398	261,329	339,580
Other income				
Other gain (loss), net	813	2	(2,252)	228
Loss before income taxes	**(15,989)**	**(20,778)**	**(60,269)**	**(134,457)**
Income tax benefit (expense)	(10)	(370)	21,501	(1,060)
Net loss	**(15,999)**	**(21,148)**	**(38,768)**	**(135,517)**
Net loss attributable to noncontrolling interests in investment entities	1,646	1,404	7,620	3,538
Net loss attributable to BrightSpire Capital, Inc. common stockholders	**$ (14,353)**	**$ (19,744)**	**$ (31,148)**	**$ (131,979)**
Net loss per common share – basic	**$ (0.12)**	**$ (0.16)**	**$ (0.26)**	**$ (1.05)**
Net loss per common share – diluted	**$ (0.12)**	**$ (0.16)**	**$ (0.26)**	**$ (1.05)**
Weighted average shares of common stock outstanding – basic	**126,274**	**126,942**	**126,883**	**127,441**
Weighted average shares of common stock outstanding – diluted	**126,274**	**126,942**	**126,883**	**127,441**

BRIGHTSPIRE CAPITAL

In thousands, except per share data; as of December 31, 2025, unless otherwise stated

32

33 $ in thousands; as of December 31, 2025; unaudited CONSOLIDATED STATEMENT OF OPERATIONS BY SEGMENT Three Months Ended December 31, 2025 Loan portfolio Net leased and other real estate Corporate and other Total Net interest income Interest income 49,250$ -$ -$ 49,250$ Interest expense (31,247) (13) (506) (31,766) Net interest income (expense) 18,003 (13) (506) 17,484 Property and other income Property operating income - 32,587 - 32,587 Other income 20 577 729 1,326 Total property and other income 20 33,164 729 33,913 Expenses Property operating expense - 19,622 - 19,622 Transaction, investment and servicing expense 571 (4) 84 651 Interest expense on real estate - 5,207 - 5,207 Depreciation and amortization - 7,957 33 7,990 Increase of current expected credit loss reserve 15,439 - - 15,439 Impairment of operating real estate - 7,984 - 7,984 Compensation and benefits - - 8,287 8,287 Operating expense (15) 9 3,025 3,019 Total expenses 15,995 40,775 11,429 68,199 Other income Other gain, net - 813 - 813 Income (loss) before income taxes 2,028 (6,811) (11,206) (15,989) Income tax expense (10) - - (10) Net income (loss) 2,018 (6,811) (11,206) (15,999) Net loss attributable to noncontrolling interests in investment entities - 1,646 - 1,646 Net income (loss) attributable to BrightSpire Capital, Inc. common stockholders 2,018$ (5,165)$ (11,206)$ (14,353)$

34 $ in thousands; as of December 31, 2025; unaudited CONSOLIDATED STATEMENT OF OPERATIONS BY SEGMENT Year Ended December 31, 2025 Loans and preferred equity Net leased and other real estate Corporate and other Total Net interest income Interest income $ 194,710 43$ 135$ 194,888$ Interest expense (125,701) (158) (1,416) (127,275) Net interest income (expense) 69,009 (115) (1,281) 67,613 Property and other income Property operating income - 127,650 - 127,650 Other income - 937 7,112 8,049 Total property and other income - 128,587 7,112 135,699 Expenses Property operating expense - 65,915 - 65,915 Transaction, investment and servicing expense 2,025 70 602 2,697 Interest expense on real estate - 23,707 - 23,707 Depreciation and amortization - 36,206 130 36,336 Increase of current expected credit loss reserve 24,001 - - 24,001 Impairment of operating real estate - 61,620 - 61,620 Compensation and benefits - - 34,986 34,986 Operating expense (26) 12 12,081 12,067 Total expenses 26,000 187,530 47,799 261,329 Other income Other gain (loss), net 56 (2,320) 12 (2,252) Income (loss) before income taxes 43,065 (61,379) (41,955) (60,269) Income tax benefit (expense) (229) 21,759 (29) 21,501 Net income (loss) 42,836 (39,620) (41,983) (38,768) Net loss attributable to noncontrolling interests in investment entities - 7,620 - 7,620 Net income (loss) attributable to BrightSpire Capital, Inc. common stockholders $ 42,836 (32,000)$ (41,983)$ (31,148)$

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION

Reconciliation of consolidated balance sheet to at share balance sheet

	As of December 31, 2025		
	Consolidated	NCI[22]	At BRSP share[23]
Assets			
Loans and preferred equity held for investment, net	$ 2,590,914	$ -	$ 2,590,914
Real estate, net	679,779	4,265	675,514
Deferred leasing costs and intangible assets, net	27,646	177	27,469
Cash, restricted cash, receivables and other assets	266,491	(10,395)	276,886
Total assets	**$ 3,564,830**	**$ (5,953)**	**$ 3,570,783**
Liabilities			
Securitization bonds payable, net	$ 977,082	$ -	$ 977,082
Mortgage and other notes payable, net	414,060	3,951	410,109
Credit facilities	1,078,098	-	1,078,098
Intangible liabilities, net	389	-	389
Other liabilities, escrow deposits payable and dividends payable	166,796	123	166,673
Total liabilities	**$ 2,636,425**	**$ 4,074**	**$ 2,632,351**
Total equity	$ 928,405	$ (10,027)	$ 938,432
Total liabilities and equity	**$ 3,564,830**	**$ (5,953)**	**$ 3,570,783**
Total common shares	128,627	128,627	128,627
GAAP net book value per share	$ 7.22	$ (0.08)	$ 7.30
Accumulated depreciation and amortization[10]	$ 183,701	$ 2,764	$ 180,937
Accumulated depreciation and amortization per share[10]	$ 1.43	$ 0.02	$ 1.41
Non-GAAP impairment of real estate[11]	$ (35,235)	$ (1,618)	$ (33,617)
Non-GAAP impairment of real estate[11]	$ (0.27)	$ (0.01)	$ (0.26)
Undepreciated book value	$ 1,076,871	$ (8,881)	$ 1,085,752
Undepreciated book value per share	$ 8.37	$ (0.07)	$ 8.44

BRIGHTSPIRE CAPITAL

In thousands, except per share data; as of December 31, 2025; unaudited; per share data may differ due to rounding
See footnotes in the appendix

35

36 RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION (CONT’D) Reconciliation of GAAP net book value to undepreciated book value In thousands, except per share data; as of December 31, 2025; unaudited; per share data may differ due to rounding See footnotes in the appendix As of December 31, 2025 GAAP net book value (excluding noncontrolling interests in investment entities) 938,432$ Accumulated depreciation and amortization(10) 180,937 Non-GAAP impairment of real estate(11) (33,617) Undepreciated book value 1,085,752$ GAAP net book value per share (excluding noncontrolling interests in investment entities) 7.30$ Accumulated depreciation and amortization per share(10) 1.41 Non-GAAP impairment of real estate per share(11) (0.26) Undepreciated book value per share 8.44$ Total common shares 128,627 As of December 31, 2025 Impairment attributable to BrightSpire Capital, Inc. 61,620$ Adjustments: Current year non-GAAP impairment of real estate (100,961) Non-GAAP impairment as of prior fiscal year-end 134,578 Impairment attributable to BrightSpire Capital, Inc. (61,620) Non-GAAP impairment of real estate 33,617$

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION (CONT'D)

Reconciliation of GAAP net income (loss) to Distributable Earnings (Loss) and Adjusted Distributable Earnings

	Three Months Ended December 31, 2025	Year Ended December 31, 2025
Net loss attributable to BrightSpire Capital, Inc. common stockholders	$ (14,353)	$ (31,148)
Net loss per common share – basic & diluted	$ (0.12)	$ (0.26)
Adjustments:		
Non-cash equity compensation expense	2,916	12,836
Depreciation and amortization	8,221	37,157
Net unrealized loss (gain):		
Impairment of operating real estate	7,984	39,313
Other unrealized loss on investments	-	3,365
General CECL reserves	(39,415)	(77,008)
Gain on sales of real estate, preferred equity and investments in unconsolidated joint ventures	(813)	(1,112)
Adjustments related to noncontrolling interests	(67)	(862)
Distributable Loss attributable to BrightSpire Capital, Inc. common stockholders	$ (35,527)	$ (17,459)
Distributable Loss per share[24]	$ (0.28)	$ (0.13)
Weighted average number of common shares[24]	129,139	129,756

	Three Months Ended December 31, 2025	Year Ended December 31, 2025
Distributable Loss attributable to BrightSpire Capital, Inc. common stockholders	$ (35,527)	$ (17,459)
Adjustments:		
Specific CECL reserves	54,854	101,009
Adjusted Distributable Earnings attributable to BrightSpire Capital, Inc. common stockholders	$ 19,327	$ 83,550
Adjusted Distributable Earnings per share[24]	$ 0.15	$ 0.64
Weighted average number of common shares[24]	129,139	129,756

BRIGHTSPIRE CAPITAL

In thousands, except per share data; as of December 31, 2025; unaudited
See footnotes in the appendix

37

38 Three Months Ended December 31, 2025 Net loss attributable to BrightSpire Capital, Inc. common stockholders (14,353)$ Adjustments: Net loss attributable to non-net leased and other real estate portfolios(25) 11,133 Net loss attributable to noncontrolling interests in investment entities (1,644) Amortization of above- and below-market lease intangibles 84 Net interest expense 13 Interest expense on real estate 3,832 Other income (601) Transaction, investment and servicing expense (4) Depreciation and amortization 7,958 Impairment of operating real estate 7,984 Operating expense 37 Other gain on investments, net (1,387) NOI attributable to noncontrolling interest in investment entities (147) Total NOI attributable to BrightSpire Capital, Inc. common stockholders 12,905$ Reconciliation of GAAP net income (loss) to NOI $ in thousands; as of December 31, 2025; unaudited See footnotes in the appendix RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION (CONT’D)

39 1. In addition to the stated cash coupon rate, unlevered all-in yield includes non-cash PIK interest income and the accrual of origination and exit fees. For W.A. calculations, unlevered all-in yield for the loan portfolio assumes the applicable floating benchmark rate or benchmark floor as of December 31, 2025 2. Includes unrestricted cash and availability under the corporate revolving credit facility as of February 13, 2026. Unrestricted cash includes $64 million related to the new CLO execution and unwind of CLO 2021-FL1, which is expected to settle February 19, 2026 3. As of February 13, 2026 4. Debt-to-equity ratio based on BRSP’s share of total outstanding unpaid principal balance (“UPB”) divided by total stockholders’ equity excluding the impact of accumulated depreciation and amortization on real estate investments and including the impact of non-GAAP impairment of real estate; stockholders’ equity excludes noncontrolling interests in investment entities 5. For W.A. calculations, assumes the applicable floating benchmark rate or benchmark floor as of December 31, 2025 and is weighted on outstanding debt (UPB); excludes amortization of financing costs 6. Based on annualized Q4'25 quarterly dividend of $0.16/share and BRSP closing share price of $5.73 as of February 13, 2026 7. Reflects general CECL reserve as a % (or bps) of the aggregate commitment amount of the total loan portfolio excluding loans that were evaluated for specific CECL reserves 8. Includes one private equity secondary interest for approximately $2 million 9. Includes cash, restricted cash, net receivables, other assets, accrued and other liabilities, escrow deposits payable and dividends payable 10. Represents net accumulated depreciation and amortization on real estate investments, including related intangible assets and liabilities 11. Reflects non-GAAP impairment of real estate related to six properties; refer to page 25 for additional disclosure on undepreciated book value 12. Represents the remaining loan term based on the current contractual maturity date of loans and is weighted by carrying value at BRSP share as of December 31, 2025 13. Represents the remaining loan term based on the maximum maturity date assuming all extension options on loans are exercised by the borrower and is weighted by carrying value at BRSP share as of December 31, 2025 14. Initial fundings are presented net of the impact of originations fees 15. Represents loan fundings related to the existing loan portfolio as of December 31, 2025 16. Other includes non-cash payment-in-kind (“PIK”) interest income, accrual of origination and exit fees, write downs / charge-offs of CECL reserves and other adjustments 17. Represents the percent leased as of December 31, 2025 and is weighted by undepreciated carrying value; excludes one multifamily property related to a construction/development project 18. Based on in-place leases (defined as occupied and paying leases) as of December 31, 2025 and assumes that no renewal options are exercised. W.A. calculation based on undepreciated carrying value; excludes multifamily and hotel property types 19. Debt-to-asset ratio based on total outstanding UPB at BRSP share divided by total assets at BRSP share excluding the impact of accumulated depreciation and amortization on real estate investments and including the impact of non-GAAP impairment of real estate 20. Subject to customary non-recourse carve-outs 21. W.A. calculation based on outstanding debt (UPB) 22. Represents interests in assets held by third party partners 23. Represents the proportionate share attributed to BRSP based on BRSP’s ownership percentage by asset 24. The Company calculates Distributable Earnings (Loss) and Adjusted Distributable Earnings per share, which are non-GAAP financial measures, based on a weighted average number of common shares 25. Net (income) loss attributable to non-net leased and other real estate portfolios includes net (income) loss on our senior and mezzanine loans and preferred equity and corporate and other business segments FOOTNOTES

COMPANY INFORMATION

BrightSpire Capital (NYSE: BRSP) is internally managed and one of the largest publicly traded commercial real estate (CRE) credit REITs, focused on originating, acquiring, financing and managing a diversified portfolio consisting primarily of CRE debt investments and net leased properties predominantly in the United States. CRE debt investments primarily consist of first mortgage loans, which we expect to be the primary investment strategy. BrightSpire Capital is organized as a Maryland corporation and taxed as a REIT for U.S. federal income tax purposes. For additional information regarding the Company and its management and business, please refer to www.brightspire.com.

HEADQUARTERS

New York
590 Madison Avenue
33rd Floor
New York, NY 10022
212-547-2631

STOCK & TRANSFER AGENT

EQ (Equiniti Trust Company, LLC)
800-937-5449
helpast@equiniti.com

ANALYST COVERAGE

BTIG
Thomas Catherwood
212-738-6140

Barclays
Terry Ma
212-526-7965

JMP Securities
Steve DeLaney
212-906-3517

Raymond James
Gabe Poggi
571-227-9641

BofA Securities
Eric Dray
646-855-5780

Jones Research
Jason Weaver
646-454-2710

Alliance Global Partners
Gaurav Mehta
646-908-3825

B. Riley Securities
Timothy D'Agostino
646-885-5406

WWW.BRIGHTSPIRE.COM

NYSE: BRSP

INVESTOR RELATIONS

ADDO Investor Relations
Anne McGuinness
310-829-5400
brsp@addo.com

BRIGHTSPIRE CAPITAL

40

41 THANK YOU